Exhibit 16(a)(1)(ii)

LETTER OF TRANSMITTAL

TO TENDER SHARES OF COMMON STOCK OF

AF FINANCIAL GROUP

Pursuant to the Offer to Purchase

dated January 16, 2008

THE OFFER WILL EXPIRE AT 5:00 P.M., EASTERN TIME, ON FEBRUARY 15, UNLESS EXTENDED

The Depositary for the Offer is:

American Stock Transfer &

Trust Company

By Mail:	By Hand or Overnight Courier:

American Stock Transfer & Trust Company Operations Center Attn: Reorganization Department 6201 15th Avenue Brooklyn, NY 11219	American Stock Transfer & Trust Company Attn: Reorganization Department 59 Maiden Lane Concourse Level New York, NY 10038

Delivery of this Letter of Transmittal to an address other than as set forth above will not constitute a valid delivery to the Depositary. You must sign this Letter Of Transmittal in the appropriate space provided below, with signature guarantee if required, and complete the Substitute Form W-9 set forth below.

The instructions contained within this Letter of Transmittal should be read carefully before this Letter of Transmittal is completed.

DESCRIPTION OF SHARES OF COMMON STOCK TENDERED

Names(s) and Address(es) of Registered Holder(s) (Please Fill in, if blank)	Share Certificate(s) and Shares(s) Tendered (Please attach additional signed list, if necessary)
	Common Stock Share Certificate Number(s)(1)	Total Number of Shares of Common Stock Represented by Share Certificate(s)(1)	Number of Shares of Common Stock Tendered(2)

Total Shares Tendered

(1)    Need not be completed by shareholders who deliver Shares by book-entry transfer (“Book-Entry Shareholders”).

(2)    Unless otherwise indicated, all Shares represented by Share Certificates delivered to the Depositary will be deemed to have been tendered. See Instruction 4.

☐        Check here if Share Certificates have been lost or mutilated.

REGISTRATION

IF FUNDS ARE TO BE WIRED TO THE NAME SHOWN AT THE TOP OF THIS FORM OR CHECKS ARE TO BE ISSUED IN A NAME OTHER THAN THAT SHOWN AT THE TOP OF THIS FORM OR ARE TO BE SENT TO AN ADDRESS OTHER THAN THAT SHOWN AT THE TOP OF THIS FORM, PLEASE CHECK ☐ THE BOX AND COMPLETE THE FOLLOWING INFORMATION

SPECIAL ISSUANCE INSTRUCTIONS

To be completed ONLY if checks(s) are to be

issued in the name of someone other than the registered holder(s)

Name: __________________________________

Address: ________________________________

________________________________________

________________________________________

EMPLOYER IDENTIFICATION OR

SOCIAL SECURITY NUMBER

__________________________

SPECIAL DELIVERY INSTRUCTIONS

Part 1: To be completed ONLY if the funds are to be wired to the registered holder:

Account Name: ___________________________

Account Number: _________________________

ABA Number: ____________________________

Further Instructions: _______________________________________

Part 2: To be completed ONLY if check(s) are to be mailed to someone other than the registered holder(s) or such registered holder(s) at an address other than shown on the top of this form.

Name: __________________________________

Address: ________________________________

________________________________________

PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY,

SIGN AND COMPLETE THE W-9 FORM

TENDER OFFER AND POWER OF ATTORNEY

To AF Financial Group:

The undersigned hereby tenders to AF Financial Group, a federal corporation (“AF Financial”), the enclosed and/or above-described shares of its Common Stock of AF Financial (the “Shares”) at $20.00 per Share upon the terms and subject to the conditions of the Offer to Purchase dated January 16, 2008 (the “Offer to Purchase”), of which the undersigned acknowledges receipt, and this Letter of Transmittal (which together with the Offer to Purchase constitute the “Offer”).

Subject to, and effective upon, acceptance for payment of any or all of the Shares tendered with this Letter, in accordance with the terms of the Offer, the undersigned hereby sells, assigns and transfers to, or upon the order of, AF Financial all right, title and interest in and to all Shares tendered that are accepted for payment and all distributions and rights in respect to such shares after the date hereof. AF Financial’s acceptance of any Shares from the undersigned will constitute a binding agreement between the undersigned and AF Financial upon the terms and subject to the conditions of the Offer. All obligations of the undersigned hereunder shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

The undersigned hereby irrevocably constitutes and appoints the Depositary the true and lawful agent and attorney-in-fact of the undersigned with respect to the Shares, with full power of substitution, such power of attorney being deemed to be an irrevocable power coupled with an interest, to:

(a)	deliver certificates for the Shares, together, in any case, with all accompanying evidences of transfer and authenticity, to or upon the order of AF Financial upon receipt by the Depositary, as the undersigned’s agent of the purchase price with respect to the Shares,

(b)	present certificates for the Shares for cancellation and transfer on the books of AF Financial, and

(c)	receive all benefits and otherwise exercise all rights of beneficial ownership of the Shares, all in accordance with the terms of the Offer.

The undersigned hereby represents and warrants that: (i) the undersigned was the beneficial owner as of the close of business December 13, 2007 and will continue to be the beneficial owner as of the expiration date of the Offer, of an aggregate of 99 or fewer Shares, all of which are being tendered; (ii) the undersigned has full power and authority to tender, sell, assign and transfer the Shares tendered hereby, that when any of such Shares are accepted for payment by AF Financial, AF Financial will acquire good, marketable and unencumbered title thereto, free and clear of all liens, restrictions, charges and encumbrances, and that none of the Shares will be subject to any adverse claim; and (iii) the undersigned will, upon request, execute and deliver any additional documents deemed by the Depositary or AF Financial to be necessary or desirable to complete the sale, assignment and transfer of the Shares tendered hereby.

The undersigned hereby represents that the undersigned holds a net-long position in AF Financial’s common stock equal to the number of tendered Shares and that the undersigned owns the tendered Shares free and clear of any liens or other encumbrances. The undersigned recognizes that it is a violation of federal securities laws for anyone to tender Shares unless, at the time of tender and at the expiration date (including any extensions), the tendering person (1) has a net-long position equal to or greater than the number of Shares tendered and (2) will deliver, or cause to be delivered, the Shares in accordance with the terms of the Offer.

The undersigned recognizes that AF Financial may terminate or amend the Offer or may postpone the acceptance for payment of, or the payment for, Shares tendered or may not be required to purchase any of the Shares tendered hereby.

Unless otherwise indicated under “Special Issuance Instructions,” please issue the check for the purchase price of any Shares, plus the $50.00 bonus, if applicable, purchased in the name(s) of the undersigned. Similarly, unless otherwise indicated under “Special Delivery Instructions,” please mail the check for the purchase price of any Shares purchased, plus the $50.00 bonus, if applicable, and accompanying documents, as appropriate, to the undersigned at the address shown below the undersigned’s signature(s). In the event that both “Special Payment Instructions” and “Special Delivery Instructions” are completed, please issue the check for the purchase price of any Shares, plus the $50.00 bonus, if applicable, in the name(s) of, and mail said check to, the person(s) so indicated.

THE UNDERSIGNED ALSO RECOGNIZES THAT AF FINANCIAL RESERVES THE RIGHT TO REJECT ANY AND ALL TENDERS OF ANY SHARES THAT AF FINANCIAL DETERMINES ARE NOT IN PROPER FORM OR ARE MADE BY PERSONS NOT ELIGIBLE TO PARTICIPATE IN THE OFFER.

SIGN HERE

(See Instructions 1, 4, and 9)

SIGNATURE(S) OF

STOCKHOLDERS___________________________________________________________________________________

__________________________________________________________________________________________________

DATED:______________________________________

Must be signed by registered holder(s) exactly as name(s) appear on first page. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, please set forth the following information:

NAME(S)___________________________________________________________________________________________

___________________________________________________________________________________________________

CAPACITY (full title)________________________________________________________________________________

ADDRESS_________________________________________________________________________________________

__________________________________________________________________________________________________

AREA CODE AND TELEPHONE NO._________________________________________________________________

GUARANTEE OF SIGNATURE(s)

(SEE INSTRUCTIONS)

NAME OF FIRM___________________________________________________________________________________

ADDRESS________________________________________________________________________________________

_________________________________________________________________________________________________

AUTHORIZED SIGNATURE_________________________________________________________________________

NAME____________________________________________________________________________________________

AREA CODE AND TELEPHONE NO._________________________________________________________________

LETTER OF TRANSMITTAL

INSTRUCTIONS

FORMING PART OF THE TERMS AND CONDITIONS OF THE OFFER

1. GUARANTEE OF SIGNATURES. Except as otherwise provided below, all signatures on this Letter of Transmittal must be guaranteed by a firm that is an “Eligible Institution” because it is a member of a registered national securities exchange or the National Association of Securities Dealers, Inc., or by a commercial bank, a trust company, a savings bank, a savings and loan association or a credit union which has membership in an approved signature guarantee medallion program. Signatures on this Letter of Transmittal need not be guaranteed (a) if this Letter of Transmittal is signed by the registered holder(s) of the Shares tendered with this Letter and such holder(s) have not completed the box entitled “Special Payment Instructions” or the box entitled “Special Delivery Instructions” on this Letter of Transmittal or (b) if the Shares are tendered for the account of an Eligible Institution.

2. DELIVERY OF LETTER OF TRANSMITTAL AND SHARES. This Letter of Transmittal is to be used if certificates are to be forwarded with it. Certificates evidencing all physically tendered Shares, as well as a properly completed and duly executed Letter of Transmittal and any other documents required by this Letter of Transmittal, must be received by the Depositary prior to the expiration date (as defined in the Offer to Purchase). If certificates are forwarded to the Depositary in multiple deliveries, a properly completed and duly executed Letter of Transmittal must accompany each delivery.

The method of delivery of this Letter of Transmittal, certificate(s) and all other required documents is at the option and risk of the tendering shareholder, and the delivery will be deemed made only when actually received by the Depositary.

If delivery is by mail, we recommend registered mail with return receipt requested, properly insured. In all cases, sufficient time should be allowed to ensure timely delivery.

No alternative, conditional or contingent tenders will be accepted. By execution of this Letter of Transmittal, all tendering shareholders waive any right to receive any notice of the acceptance of their Shares for payment.

3. INADEQUATE SPACE. If the space provided in any part of this Letter of Transmittal is inadequate, any further information may be listed on a separate schedule and attached hereto.

4. SIGNATURES ON LETTER OF TRANSMITTAL, STOCK POWER AND ENDORSEMENTS. If this Letter of Transmittal is signed by the registered holder(s) of the tendered Shares, the signature(s) must correspond with the name(s) as written on the face of the certificates evidencing such Shares without alteration, enlargement or any other change whatsoever.

If any Shares tendered with this Letter of Transmittal is owned of record by two or more persons, all such persons must sign this Letter of Transmittal.

If any of the Shares tendered are registered in the names of different holders, it will be necessary to complete, sign and submit as many separate Letters of Transmittal as there are different registrations of such Shares.

If this Letter of Transmittal is signed by the registered holder(s) of the tendered Shares, no endorsements of certificates or separate stock powers are required.

If this Letter of Transmittal is signed by a person other than the registered holder(s) of the tendered Shares, the certificate(s) evidencing the Shares tendered must be endorsed or accompanied by appropriate stock powers, in either case signed exactly as the name(s) of the registered holder(s) appear(s) on such certificate(s). Signatures on such certificate(s) and stock powers must be guaranteed by an Eligible Institution.

If this Letter of Transmittal or any certificate or stock power is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person should so indicate when signing, and proper evidence satisfactory to AF Financial of such persons authority so to act must be submitted.

5. STOCK TRANSFER TAXES. Except as otherwise provided in this Instruction 5, AF Financial will pay all stock transfer taxes, if any, with respect to the sale and transfer of any Shares to it or its order pursuant to the Offer. If, however, payment of the purchase price of any Shares purchased is to be made to a person other than the registered holder(s), the amount of any stock transfer taxes (whether imposed on the registered holder(s), such other person or otherwise) payable on account of the transfer to such other person will be deducted from the purchase price of the Shares purchased, unless evidence satisfactory to AF Financial of the prior payment of such taxes, or exemption therefrom, is submitted. Except as provided in this Instruction 5, it will not be necessary for transfer tax stamps to be affixed to the certificates evidencing the Shares tendered with this Letter of Transmittal.

6. SPECIAL PAYMENT AND DELIVERY INSTRUCTIONS. If a check for the purchase price of any tendered Shares, plus the $50.00 bonus, if applicable, is to be issued in the name of a person other than the person(s) signing this Letter of Transmittal or if such check is to be sent to someone other than the person(s) signing this Letter of Transmittal or to the person(s) signing this Letter of Transmittal but at an address other than the address of the registered holder, the appropriate sections of this Letter of Transmittal entitled “Special Payment Instructions” and/or “Special Delivery Instructions” must be completed.

7. QUESTIONS AND REQUESTS FOR ASSISTANCE OR ADDITIONAL COPIES. Questions or requests for assistance may be directed to Robert E. Washburn, the Information Agent, at (336) 246-4344 (toll free: (800) 723-4718). Requests for additional copies of the Offer to Purchase, this Letter of Transmittal or other tender offer materials should be directed to the Information Agent, and copies will be furnished promptly at AF Financial’s expense. Stockholders may also contact their local broker, dealer, commercial bank or trust company for assistance concerning this Offer.

8. LOST, DESTROYED OR STOLEN CERTIFICATES. If you have lost, misplaced or destroyed your certificates for all or part of your Shares, please call the Depositary toll free at (800) 937-5449 for instructions on submitting a lost share affidavit and a fee for a surety bond in lieu of submitting the lost, misplaced or destroyed certificates.

9. TAXPAYER IDENTIFICATION NUMBER AND BACKUP WITHHOLDING. Each tendering stockholder is required to provide the Depositary with the stockholder’s correct taxpayer identification number (“TIN”), which is generally the stockholder’s social security or federal employee identification number, on Substitute Form W-9, or alternatively, to establish another basis for exemption from backup withholding. The Substitute Form W-9 appears on the last page following these instructions. A stockholder must cross out item (2) in the Certification box on Substitute Form W-9 if the stockholder is subject to backup withholding. In addition to potential penalties, failure to provide the correct information on the form may subject the tendering stockholder to 30% federal income tax backup withholding on the payments made to the stockholder or other payee with respect to Shares purchased pursuant to the Offer. A stockholder shall write “applied for” in the space provided in Part I of the form and complete the attached Certificate of Awaiting Taxpayer Identification Number if the tendering stockholder has not been issued a TIN and has applied for a TIN or intends to apply for a TIN in the near future. In such case, the Depositary will withhold 30% of all such payments until a TIN is provided to the Depositary, and if the Depositary is not provided with a TIN within 60 days, such amounts will be paid over to the Internal Revenue Service. A stockholder who writes “applied for” in Part I in lieu of furnishing his or her TIN should furnish his or her TIN as soon as it is received. A tendering stockholder that is not a United States person may qualify as exempt from backup withholding tax by submitting to the Depositary a properly completed Form W-8BEN, Form W-8ECI or Form W-8IMY, as applicable (which the Depositary will provide upon request) signed under penalty of perjury, attesting to that stockholder’s exempt status.

10. IRREGULARITIES. All questions as to the purchase price, the form of the documents, and the validity, eligibility (including time of receipt) and acceptance of any tender of Shares will be determined by AF Financial, in its sole discretion, and its determination shall be final and binding. AF Financial reserves the absolute right to reject (i) any or all tenders of Shares that it determines are not in proper form or (ii) the acceptance for payment of or payment for Shares that may, in the opinion of AF Financial’s counsel, be unlawful. Except as otherwise provided in the Offer to Purchase, AF Financial also reserves the absolute right to waive any of the conditions to the Offer or any defect or irregularity in any tender of Shares, and AF Financial’s interpretation of the terms and conditions of the Offer, including these instructions, shall be final and binding. Unless waived, any defects or irregularities in connection with tenders must be cured within such time as AF Financial shall determine. None of AF Financial, the Depositary, the Information Agent, or any other person shall be under any duty to give notice of any defect or irregularity in tenders, nor shall any of them incur any liability for failure to give any such notice. Tenders will not be deemed to have been made until all defects and irregularities have been cured or waived.

IMPORTANT: THIS LETTER OF TRANSMITTAL, TOGETHER WITH CERTIFICATE(S) AND ALL OTHER REQUIRED DOCUMENTS, MUST BE RECEIVED BY THE DEPOSITARY ON OR PRIOR TO THE EXPIRATION DATE AS DEFINED IN THE OFFER.

IMPORTANT TAX INFORMATION

Under federal income tax law, a shareholder whose tendered Shares are accepted for payment is required to provide the Depositary (as identified in the Offer to Purchase) with the shareholder’s correct TIN on Substitute Form W-9 below. If the shareholder is an individual, the TIN is his or her social security number. For businesses and other entities, the number is the employer identification number. If the Depositary is not provided with the correct taxpayer identification number or properly completed Form W-8, the shareholder may be subject to a $50.00 penalty imposed by the Internal Revenue Service. In addition, payments that are made to such shareholder with respect to shares purchased pursuant to the Offer may be subject to backup withholding.

Certain shareholders, including, among others, all corporations and certain foreign individuals and entities, are not subject to these backup withholding and reporting requirements. In order for a noncorporate foreign shareholder to qualify as an exempt recipient, that shareholder must complete and sign a Form W-8, Certificate of Foreign Status, attesting to that shareholder’s exempt status. The Form W-8 can be obtained from the Depositary. Exempt shareholders, other than noncorporate foreign shareholders, should furnish their TIN, write “Exempt” on the face of the Substitute Form W-9 below and sign, date and return the Substitute Form W-9 to us. See the enclosed Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 for additional instructions.

If federal income tax backup withholding applies, the Depositary is required to withhold 30% of any payments made to the shareholder. Backup withholding is not an additional tax. Rather, the federal income tax liability of persons subject to backup withholding will be reduced by the amount of the tax withheld. If withholding results in an overpayment of taxes, a refund may be obtained.

PURPOSE OF SUBSTITUTE FORM W-9 AND FORM W-8

To avoid backup withholding on payments that are made to a shareholder with respect to Shares purchased pursuant to the Offer, the shareholder is required to notify us of his or her correct TIN by completing the Substitute Form W-9 included in this Letter of Transmittal certifying that the TIN provided on Substitute Form W-9 is correct and that (1) the shareholder has not been notified by the Internal Revenue Service that he or she is subject to federal income tax backup withholding as a result of failure to report all interest or dividends or (2) the Internal Revenue Service has notified the shareholder that he or she is no longer subject to federal income tax backup withholding. Foreign shareholders must submit a properly completed Form W-8 in order to avoid the applicable backup withholding; provided, however, that backup withholding will not apply to foreign shareholders subject to 30%, or lower treaty rate, withholding on gross payments received pursuant to the Offer.

SUBSTITUTE FORM W-9 REQUEST FOR TAXPAYER IDENTIFICATION NUMBER AND CERTIFICATION (PLEASE REFER TO ACCOMPANYING GUIDELINES)
PART 1 – PLEASE ENTER YOUR è	☐☐☐☐☐☐☐☐☐
SOCIAL SECURITY NUMBER OR
EMPLOYER IDENTIFICATION NUMBER

PART 2 – CERTIFICATION – Under penalties of perjury, I certify that:

(1)    The number shown on this form is my correct Taxpayer Identification Number (or I am waiting for a number to be issued to me) and

(2)    I am not subject to backup withholding either because I have not been notified by the Internal Revenue Service (“IRS”)that I am subject to backup withholding as a result to report all interest or dividends, or the IRS has notified me that I am not subject to backup withholding.

Certification Instructions – You must cross out item (2) in Part 2 above if you have been notified by the IRS that you are subject to backup withholding because of underreporting interest or dividends on your tax return. However, if after being notified by the IRS that you were subject to backup withholding you received another notification from the IRS stating that you are no longer subject to backup withholding, do not cross out item (2).

PART 3 – CERTIFICATION FOR FOREIGN RECORD HOLDERS

Under penalties of perjury, I certify that I am not a Unites States citizen or resident (or I am signing for a foreign corporation, partnership, estate or trust).

Signature______________________

Date__________________________

SIGNATURE______________________________	DATE______________________